Exhibit 10.13 6730442-v3\GESDMS 1 Emergent BioSolutions Inc. Global Restricted Stock Unit Award Agreement 1. Grant of RSUs. In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in the Global Restricted Stock Unit Award Agreement, including any additional terms and conditions for the Participant’s country set forth in the addendum attached hereto (the “Addendum” and collectively with the Global Restricted Stock Unit Award Agreement, the “Agreement”) and the Company’s Stock Incentive Plan (the “Plan”), an award of Restricted Stock Units (the “RSUs”), representing the number of RSUs set forth under the Participant’s account in the Company’s third-party electronic stock administrative platform (the “Grant Summary). The RSUs entitle the Participant to receive, upon and subject to the vesting of the RSUs (as described in Section 2 below), one (1) share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) for each RSU that vests. The shares of Common Stock that are issuable upon vesting of the RSUs are referred to herein as the “Shares.” 2. Vesting and Settlement of RSUs. (a) General. Except as provided in this Section 2, or otherwise indicated in the Grant Summary, the RSUs shall vest one-third per year over three (3) years on the day immediately prior to the applicable anniversary of the grant date, in accordance with the future vesting schedule (the “Vesting Schedule”) set forth in the Grant Summary. The Company will issue to the Participant such number of Shares as is equal to the number of RSUs that vested on such vesting date shown in the Vesting Schedule (each, a “Vesting Date”), subject to withholding of any Tax- Related Items (as defined in Section 4 below). Such delivery shall take place as soon as administratively practicable after each Vesting Date, but in no event more than 75 days after the Vesting Date. Notwithstanding the foregoing, if the Participant resides or provides services outside of the United States, the Company, in its sole discretion, may provide for settlement of the RSUs in the form of (i) a cash payment in an amount equal to the fair market value of the Shares as of the Vesting Date that corresponds to the number of vested RSUs, to the extent that settlement in Shares (a) is prohibited under local law, (b) would require the Participant, the Company or any of its affiliates to obtain the approval of any governmental or regulatory body in the Participant’s country, (c) would result in adverse tax consequences for the Participant, the Company or any of its affiliates, or (d) is administratively burdensome; or (ii) Shares but require the Participant to sell such Shares immediately or within a specified period following the Participant’s termination of service (in which case, the Participant hereby agrees that the Company shall have the authority to issue sale instructions in relation to such shares on the Participant’s behalf). (b) Service Termination. Except as set forth in Section 2(c) below, upon the cessation of the Participant’s service with the Company or one of its affiliates as an employee, consultant or director of the Company or one of its affiliates for any reason, all unvested RSUs shall be automatically forfeited as of such cessation of service. For purposes of this Agreement, the Participant’s service will be deemed to terminate as of the date the Participant is no longer actively providing services to the Company or any of its affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of the Participant’s employment or other service agreement, if any) and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of the Participant’s employment or other service agreement, if any). The Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of this RSU grant (including whether the Participant may still be considered to be providing services while on a leave of absence).

Exhibit 10.13 6730442-v3\GESDMS 2 (c) Change in Control Event. Upon a Change in Control Event (as defined in the Plan), the RSUs shall be treated in the manner provided in Section 9(b)(iii)(B) of the Plan. 3. Dividend Equivalents. The Participant will be entitled to a cash payment equal to any cash dividends paid by the Company between the grant date and the Vesting Date, with respect to the number of Shares underlying the vested RSUs. If the Participant forfeits the RSUs, then the related dividend equivalents will also be forfeited. 4. Responsibility for Taxes. (a) The Participant acknowledges that, regardless of any action taken by the Company or, if different, the affiliate for which the Participant provides services (the “Service Recipient”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld, if any, by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or the subsequent sale of Shares acquired upon the vesting of the RSUs and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax- Related Items in more than one jurisdiction. (b) Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Participant’s wages or other compensation payable to the Participant by the Company or the Service Recipient, (ii) withholding from proceeds of the sale of Shares acquired upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent), (iii) withholding from the Shares (or equivalent cash payment) otherwise issuable at settlement of the RSUs, or (iv) any method determined by the Company to be in compliance with applicable laws. (c) Depending on the withholding method, the Company and/or Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including maximum rates applicable in the Participant’s jurisdiction, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to RSUs, notwithstanding that a number of Shares is held back solely for the purpose of paying the Tax-Related Items. (d) Finally, the Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the underlying Shares or the proceeds from the sale of Shares acquired upon settlement of RSUs, if the Participant fails to comply with his or her obligations in connection with the Tax- Related Items.

Exhibit 10.13 6730442-v3\GESDMS 3 5. Restrictions on Transfer. Neither the RSUs, nor any interest therein (including the right to receive dividend equivalent payments in accordance with Section 3), may be transferred by the Participant except to the extent specifically permitted in Section 10(a) of the Plan if permitted by the Company and valid under applicable law. 6. Nature of Grant. In accepting the RSUs, the Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan; (b) the grant of the RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units, or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past; (c) all decisions with respect to future restricted stock units, if any, will be at the sole discretion of the Company; (d) the grant of the RSUs and the Participant’s participation in the Plan shall not create a right to employment or be interpreted as forming a service relationship with the Company or any of its affiliates and shall not interfere with the ability of the Service Recipient to terminate the Participant’s service relationship (if any); (e) the Participant is voluntarily participating in the Plan; (f) the RSUs and any Shares acquired under the Plan, and the income from and value of the same, are not intended to replace any pension rights or compensation; (g) the RSUs and any Shares acquired under the Plan, and the income from and value of the same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (h) the future value of the Shares underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty; (i) no claim or entitlement to compensation or damages shall arise from the forfeiture of the RSUs resulting from the Participant ceasing to provide services to the Company or any of its affiliates (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the Participant is employed or otherwise rendering services or the terms of the Participant’s employment or other service agreement, if any); (j) unless otherwise agreed to by the Company, the RSUs and any Shares acquired under the Plan, and the income from and value of the same, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any of the Company’s affiliates; (k) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company, nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the Common Stock; and (l) neither the Company, the Service Recipient nor any other affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the RSUs or the subsequent sale of Shares acquired upon vesting of the RSUs.

Exhibit 10.13 6730442-v3\GESDMS 4 7. No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of Shares acquired upon exercise. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan. 8. Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in any RSU award grant materials by and among, as applicable, the Service Recipient, the Company, and any of its affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that the Company and the Service Recipient may hold certain personal information about the Participant, including but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number (e.g., resident registration number), salary, nationality, job title, any Shares or directorships held in the Company, details of all awards or any other entitlement to Shares awarded, cancelled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. The Participant understands that Data will be transferred to the Company’s designated broker and/or stock plan service provider that is assisting the Company (presently or in the future) with the implementation, administration and management of the Plan. The Participant understands that the recipients of Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Ethics and Compliance Officer at Complianceofficer@ebsi.com. The Participant authorizes the Company, the Service Recipient and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Ethics and Compliance Officer at Complianceofficer@ebsi.com. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or later seeks to revoke the Participant’s consent, the Participant’s employment or service status with the Service Recipient will not be affected. The only consequence of refusing or withdrawing consent is that the Company would not be able to grant RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Ethics and Compliance Officer at Complianceofficer@ebsi.com. 9. Not a Public Offering. If the Participant resides outside of the United States, the grant of the RSUs is not intended to be a public offering of securities in his or her country of residence (or country of service, if different). The Company has not submitted any registration statement, prospectus or other filings with the local securities

Exhibit 10.13 6730442-v3\GESDMS 5 authorities (unless otherwise required under local law), and the grant of the RSUs is not subject to the supervision of the local securities authorities. 10. Insider Trading Restrictions / Market Abuse Laws. The Participant understands that he or she is subject to the Company’s Insider Trading Policy and may be subject to various insider trading restrictions and/or market abuse laws in applicable jurisdictions, including but not limited to the U.S., the Participant’s country and the broker’s country, which affect the Participant’s ability, directly or indirectly, to purchase or sell or attempt to sell or otherwise dispose of Shares acquired upon the vesting of the RSUs or any other securities of the Company while in possession of material non-public or “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). The Company’ Insider Trading Policy as well as local insider trading laws and regulations prohibit the cancellation or amendment of orders by the Participant while in possession of inside information. Furthermore, the Participant understands that he or she is prohibited from (i) disclosing inside information to any third party, including fellow employees (other than on a “need to know” basis) and (ii) “tipping” third parties by sharing with them Company inside information, or otherwise causing third parties to buy or sell Company securities on the basis of inside information. Any restrictions under laws or regulations are separate from and in addition to any restrictions imposed under the Company’s Insider Trading Policy. It is the Participant’s responsibility to comply with any applicable restrictions and the Participant should consult with his or her personal legal advisor on this matter. 11. Foreign Asset / Account Reporting Requirements. The Participant acknowledges that there may be certain foreign asset and/or account reporting requirements which may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including from any dividends paid on Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets, or related transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is the Participant’s responsibility to comply with such regulations and that the Participant should speak with a personal legal advisor on this matter. 12. Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company. 13. Language. The Participant acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document(s) related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. 14. Addendum. Notwithstanding any provisions in this Global Restricted Stock Unit Award Agreement, the RSUs shall be subject to any additional terms and conditions for the Participant’s country set forth in the Addendum attached hereto. Moreover, if the Participant relocates to one of the countries included in the Addendum, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Addendum constitutes part of this Agreement. 15. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any Shares acquired upon vesting of the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

Exhibit 10.13 6730442-v3\GESDMS 6 16. Section 409A. This RSU award is intended to comply with or be exempt from Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the guidance issued thereunder (“Section 409A”) and shall be interpreted and construed consistently therewith. In no event shall either the Participant or the Company have the right to accelerate or defer delivery of the Shares to a date or event other than as set forth herein except to the extent specifically permitted or required by Section 409A. In the event that the Participant is a “specified employee” within the meaning of Section 409A and the Shares are to be delivered in connection with the termination of the Participant’s employment, the delivery of the Shares and any dividend equivalents payable under Section 3 in connection with such delivery shall be delayed until the date that is six months and one day following the date of the Participant’s termination of employment if required to avoid the imposition of additional taxes under Section 409A. Solely for purposes of determining when the Shares (and any dividend equivalents payable under Section 3) may be delivered in connection with the Participant’s termination of employment, such termination of employment must constitute a “separation from service” within the meaning of Section 409A. 17. Governing Plan Document. The RSU award is subject to the Agreement and all the provisions of the Plan, the provisions of which are hereby made a part of this Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this Agreement and those of the Plan, the provisions of the Plan shall control. 18. Governing Law. This RSU award shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware in the United States of America without regard to any applicable conflict of law principles. 19. Entire Agreement. These terms and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this RSU award; provided that any separate employment, consulting, or severance plan or agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by these terms. 20. Interpretation. The interpretation and construction of any terms or conditions of the Plan or this RSU award by the Compensation Committee shall be final and conclusive. 21. Severability. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the full extent possible. 22. Waiver. The waiver by the Company with respect to the Participant (or any other participant’s) compliance of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

Exhibit 10.13 6730442-v3\GESDMS 7 ADDENDUM TO THE GLOBAL RESTRICTED STOCK UNIT AWARD AGREEMENT Capitalized terms, unless explicitly defined in this Addendum, shall have the meanings given to them in the Global Restricted Stock Unit Award Agreement (the “RSU Agreement”) or in the Plan. This Addendum includes additional terms and conditions that govern the Participant’s RSUs if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant transfers to another country after the grant of the RSUs, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to the Participant. EUROPEAN UNION / EUROPEAN ECONOMIC AREA/ SWITZERLAND/UNITED KINGDOM Data Privacy. If the Participant resides and/or works in the EU / EEA, Switzerland or the United Kingdom, Section 8 of the RSU Agreement shall be replaced with the following: The Company, with its registered address at 400 Professional Drive, Gaithersburg, Maryland, 20879, U.S.A. is the controller responsible for the processing of the Participant’s personal data by the Company and the third parties noted below. (a) Data Collection and Usage. Pursuant to applicable data protection laws, the Participant is hereby notified that the Company collects, processes and uses certain personal information about the Participant for the legitimate purpose of implementing, administering and managing the Plan and generally administering awards; which may specifically include: the Participant’s name, home address, email address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares or directorships held in the Company, and details of all stock RSUs, any entitlement to shares of Common Stock awarded, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Service Recipient (“Personal Data”). In granting the RSUs under the Plan, the Company will collect, process, use, disclose and transfer (collectively, “Processing”) Personal Data for purposes of implementing, administering and managing the Plan. The Company’s legal basis for the Processing of Personal Data is the Company’s legitimate business interests of managing the Plan, administering employee awards and complying with its contractual and statutory obligations, as well as the necessity of the Processing for the Company to perform its contractual obligations under the Agreement and the Plan. The Participant’s refusal to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect the Participant’s ability to participate in the Plan. As such, by accepting the RSUs, the Participant voluntarily acknowledges the Processing of Personal Data as described herein. (b) Stock Plan Administration Service Provider. The Company may transfer Personal Data to the Company’s designated broker and/or stock plan service provider which may assist the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share Personal Data with another company that serves in a similar manner. The Company’s service provider will open an account for the Participant to receive and trade Shares pursuant to the RSUs. The Processing of Personal Data will take place through both electronic and non-electronic means. Personal Data will only be accessible by those individuals requiring access to it for purposes of implementing, administering and operating the Plan. When receiving Personal Data, if applicable, the service provider provides appropriate safeguards in accordance with the EU Standard Contractual Clauses or other appropriate cross-border transfer solutions. By participating in the Plan, the Participant understands that the service provider will Process the Participant’s Personal Data for the purposes of implementing, administering and managing the Participant’s participation in the Plan.

Exhibit 10.13 6730442-v3\GESDMS 8 (c) International Data Transfers. The Company is based in the United States, which means it will be necessary for Personal Data to be transferred to, and Processed in the United States. When transferring Personal Data to the United States, the Company provides appropriate safeguards in accordance with the EU Standard Contractual Clauses, and other appropriate cross-border transfer solutions. The Participant may request a copy of the appropriate safeguards with the designated broker and/or stock plan administrator or the Company by contacting the Ethics and Compliance Officer at Complianceofficer@ebsi.com. (d) Data Retention. The Company will use Personal Data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including tax and securities laws. When the Company no longer needs Personal Data related to the Plan, the Company will remove it from its systems. If the Company keeps Personal Data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be for compliance with relevant laws or regulations. (e) Data Subject Rights. To the extent provided by law, the Participant has the right to, subject to certain exceptions: (i) request access or copies of Personal Data the Company Processes, (ii) request rectification of incorrect Personal Data, (iii) request deletion of Personal Data, (iv) place restrictions on Processing of Personal Data, (v) lodge complaints with competent authorities in the Participant’s country, and/or (vi) request a list with the names and addresses of any potential recipients of Personal Data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant may contact the Ethics and Compliance Officer at Complianceofficer@ebsi.com. The Participant also has the right to object, on grounds related to a particular situation, to the Processing of Personal Data, as well as opt-out of the Plan herein, in any case without cost. The Participant’s provision of Personal Data is a contractual requirement. The Participant understands, however, that the only consequence of refusing to provide Personal Data is that the Company may not be able to administer the RSUs, or grant other awards or administer or maintain such awards. CANADA Settlement of RSUs. Notwithstanding any terms and conditions in the Plan, the RSU Agreement or any other grant materials, the RSUs will only be settled in Shares. Securities Law Information. The Participant is permitted to sell Shares acquired under the Plan through the designated broker, provided the resale of such Shares takes place outside Canada through the facilities of a stock exchange on which the Shares are listed (i.e., the New York Stock Exchange). The following provisions apply if the Participant is a resident of Quebec: Data Privacy. The following supplements Section 8 to the RSU Agreement: The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company or any of its affiliates and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company or any of its affiliates to record such information and to keep such information in the Participant’s employee file. Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

Exhibit 10.13 6730442-v3\GESDMS 9 FRANCE Nature of the Award. The RSU award is not intended to qualify for special tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended. Consent to Receive Information in English. By accepting the grant of the RSUs, the Participant confirms having read and understood the Plan, the RSU Agreement and this Addendum, including all terms and conditions included therein, which were provided in the English language. The Participant accepts the terms of those documents accordingly. Consentement afin de Recevoir des Informations en Anglais. En acceptant l'attribution de droits sur des actions assujettis à restrictions (« Restricted Stock Units »), le Participant confirme avoir lu et compris le Plan, le Contrat d'Attribution et la présente Annexe, en ce compris tous les termes et conditions y relatifs, qui ont été fournis en langue anglaise. Le Participant accepte les dispositions de ces documents en connaissance de cause. GERMANY No country-specific provisions. IRELAND No country-specific provisions. ITALY No country-specific provisions. SINGAPORE Securities Law Information. The grant of the RSUs under the Plan is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Participant should note that the RSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale of the Shares in Singapore, or any offer of such subsequent sale of the Shares subject to the RSUs in Singapore, unless such sale or offer is made (i) after six (6) months from the date of grant or (ii) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA. SPAIN Employment Law Acknowledgment. In accepting the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. Further, the Participant understands that the Company, in its sole discretion, has unilaterally and gratuitously decided to grant RSUs under the Plan to individuals who may be employees of the Company or any of its affiliates throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not bind the Company or any of its affiliates except to the extent set forth in this Agreement. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that such RSUs and any Shares acquired upon vesting of the RSUs shall not become a part of any employment contract (either with the Company or any of its affiliates) and shall not be considered a mandatory benefit, or salary for any purposes (including severance compensation) or any other right whatsoever. Further, as a condition of the grant of the RSUs, unless otherwise expressly provided for by the Company or set forth in this Agreement, the RSUs will be cancelled without entitlement to any Shares if the Participant’s service

Exhibit 10.13 6730442-v3\GESDMS 10 terminates by reason of, including, but not limited to: resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause (i.e., subject to a “despido improcedente”), material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, or under Article 10.3 of Royal Decree 1382/1985. The Company, in its sole discretion, shall determine the date when the Participant’s service has terminated for purposes of the RSUs. The Participant understands that the RSUs would not be granted but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant of, or right to, the RSUs shall be null and void. SWITZERLAND Securities Law Information. Neither this RSU Agreement, this Addendum nor any other materials relating to the RSU award (a) constitutes a prospectus according to article 35 et seq. of the Swiss Federal Act on Financial Services ("FinSA"), (b) may be publicly distributed nor otherwise made publicly available in Switzerland to any person other than an employee of the Company, or (c) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (FINMA). UNITED KINGDOM Responsibility for Taxes. The following provisions shall supplement Section 4 of the RSU Agreement: Without limitation to Section 4 of the RSU Agreement, the Participant agrees that he or she is liable for all Tax- Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company, the Service Recipient or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC on the Participant’s behalf (or any other tax authority or any other relevant authority). Notwithstanding the foregoing, if the Participant is a director or executive officer (as within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the terms of the immediately foregoing provision will not apply. In the event that the Participant is a director or executive officer and income tax due is not collected from or paid by the Participant within 90 days after the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any uncollected tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant acknowledges that the Participant ultimately will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Service Recipient (as applicable) for the value of any employee national insurance contributions due on this additional benefit, which the Company and/or the Service Recipient may recover from the Participant at any time thereafter by any of the means referred to in Section 4 of the RSU Agreement. Exclusion of Claim. The Participant acknowledges and agrees that he or she will have no entitlement to compensation or damages insofar as such entitlement arises or may arise from the Participant ceasing to have rights under or to be entitled to the RSUs, whether or not as a result of the termination of the Participant’s service (whether the termination is in breach of contract or otherwise), or from the loss or diminution in value of the RSUs. Upon the grant of the RSU, the Participant will be deemed to have waived irrevocably any such entitlement.